Filed Pursuant to Rule 424(b)(7)

Registration No. 333-228559

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Maximum offering price per share	Maximum aggregate offering price	Amount of registration fee
Class A common stock, $0.01 par value per share	8,050,000(1)	$81.04	$652,372,000.00	$71,173.79(2)

(1)	Includes 1,050,000 shares of Class A Common Stock that are subject to the underwriter’s option to purchase additional shares.
(2)

The registration fee is calculated and being paid in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, and relates to the Registration Statement on Form S-3 (Registration No. 333-228559) filed by the registrant on November 27, 2018.

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 27, 2018)

7,000,000 Shares

Syneos Health, Inc.

Class A Common Stock

The selling stockholders identified in this prospectus supplement are offering 7,000,000 shares of Class A common stock (“common stock”). We will not receive any proceeds from the sale of our common stock by the selling stockholders.

We have entered into an agreement with the Sponsors, as defined herein, who are also selling stockholders in this offering, to repurchase an aggregate of 400,000 shares of our common stock from the Sponsors in a private transaction (the “share repurchase”). The closing of the share repurchase will be concurrent with the closing of this offering, at the price at which the shares of common stock are sold to the public in this offering, less any underwriting discounts and commissions. The closing of the share repurchase is contingent on, and expected to occur simultaneously with, the closing of this offering. The closing of this offering is not contingent on the closing of the share repurchase.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “SYNH.” The last reported sale price of our common stock on Nasdaq on May 3, 2021 was $83.35 per share.

Investing in our common stock involves risks. See “Risk Factors” on page S-6 of this prospectus supplement, beginning on page 3 of the accompanying prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as the other information contained in such Form 10-K (which Annual Report on Form 10-K is incorporated by reference herein) to read about factors you should consider before making a decision to invest in our common stock.

The underwriter has agreed to purchase the shares of our common stock from the selling stockholders at a price of $81.04 per share, which will result in $567,280,000 of proceeds to the selling stockholders before expenses. The underwriter proposes to offer the shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to its right to reject any order in whole or in part. See “Underwriting” for additional information regarding underwriter compensation.

The selling stockholders have granted the underwriter an option for a period of 30 days to purchase up to 1,050,000 additional shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares against payment in New York, New York on May 6, 2021.

BofA Securities

Prospectus Supplement dated May 3, 2021.

PROSPECTUS SUPPLEMENT

PROSPECTUS

Neither we, the selling stockholders or the underwriter, have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. Neither we, the selling stockholders or the underwriter, take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date. Our business, financial condition, results of operation and prospects may have changed since that date.

ABOUT THIS PROSPECTUS SUPPLEMENT

On November 27, 2018, we filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-3 utilizing a shelf registration process relating to the securities described in this prospectus supplement, which was automatically declared effective upon filing.

This prospectus supplement describes the specific terms of an offering of our common stock by the selling stockholders and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, provides more general information. If the information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement.

It is important for you to read and consider all of the information contained in this prospectus supplement and the accompanying prospectus in making your investment decision. We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find additional related discussions. The table of contents in this prospectus supplement provides the pages on which these captions are located. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described in the sections entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference” of this prospectus supplement, before investing in our common stock.

The selling stockholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. Before investing in our common stock, you should carefully read the entire prospectus supplement, the accompanying prospectus, any applicable free writing prospectus we file with the SEC and the information incorporated herein by reference, including the financial data and related notes and the sections entitled “Risk Factors.” Unless the context requires otherwise, references to “our company,” “we,” “us” and “our” refer to Syneos Health, Inc. and its direct and indirect subsidiaries. Unless the context otherwise requires, references to “common stock” and “stock” refer to our Class A common stock. References to “GAAP” are to the generally accepted accounting principles of the United States.

Overview

We are a leading global biopharmaceutical solutions organization providing a full suite of clinical and commercial services to customers in the biopharmaceutical, biotechnology, and medical device industries. We offer both stand-alone and integrated biopharmaceutical product development solutions through our Contract Research Organization and Contract Commercial Organization, ranging from Early Phase (Phase I) clinical trials to the full commercialization of biopharmaceutical products, with the goal of increasing the likelihood of regulatory approval and commercial success.

Our Sponsors

Following the closing of this offering (assuming the full exercise of the underwriter’s option to purchase additional shares) and the share repurchase, affiliates of Advent International Corporation will own approximately 6.5% of our common stock and affiliates of Thomas H. Lee Partners, L.P. (each, a “Sponsor,” and together, the “Sponsors”) will own approximately 5.5% of our common stock. See “Selling Stockholders.”

Share Repurchase

We have entered into an agreement with the Sponsors, who are also selling stockholders in this offering, to repurchase an aggregate of 400,000 shares of our common stock from the Sponsors in a private transaction. The closing of the share repurchase will be concurrent with the closing of this offering, at the price at which the shares of common stock are sold to the public in this offering, less any underwriting discounts and commissions.

We intend to fund the share repurchase with cash on hand. The completion of the share repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon, among other things, the completion of this offering. The completion of this offering is not conditioned upon the completion of the share repurchase. We cannot assure you that the share repurchase will be consummated.

The description and the other information in this prospectus regarding the share repurchase is included solely for informational purposes. Nothing in this prospectus should be construed as an offer to sell, or the solicitation of an offer to buy, any of our common stock subject to the share repurchase.

Corporate Information

We are a Delaware corporation and were established as INC Research in 1998. As a result of a corporate reorganization in connection with a business combination transaction, INC Research Holdings, Inc. was incorporated in Delaware in August 2010. On August 1, 2017, we completed a merger (the “Merger”) with Double Eagle Parent, Inc. (“inVentiv”), the parent company of inVentiv Health, Inc. under the terms of the merger agreement, dated May 10, 2017. Upon closing, inVentiv was merged with and into our company, and the separate corporate existence of inVentiv ceased, with our company continuing as the surviving corporation. We changed our name to Syneos Health, Inc. after the Merger. Our principal executive office is located at 1030 Sync Street, Morrisville, North Carolina 27560-5468. Our telephone number at our principal executive office is (919) 876-9300. Our corporate website is www.syneoshealth.com. The information on our corporate website is not part of, and is not incorporated by reference into, this prospectus supplement.

THE OFFERING

Common stock offered by the selling stockholders	7,000,000 shares.

Common stock to be outstanding after this offering and the share repurchase	103,826,393 shares.

Underwriter’s option to purchase additional shares	The selling stockholders have granted the underwriter a 30-day option to purchase up to an additional 1,050,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders. See “Use of Proceeds.”

Share repurchase	We have entered into an agreement with the Sponsors, who are also selling stockholders in this offering, to repurchase an aggregate of 400,000 shares of our common stock from the Sponsors in a private transaction. The closing of the share repurchase will be concurrent with the closing of this offering, at the price at which the shares of common stock are sold to the public in this offering, less any underwriting discounts and commissions. We intend to fund the share repurchase using approximately $32.4 million of cash on hand. The repurchased shares will be cancelled and no longer outstanding after this offering. The closing of this offering is not contingent on the closing of the share repurchase, but the share repurchase is conditioned upon the completing of this offering.

Dividend policy	We do not anticipate paying any dividends on our common stock in the foreseeable future; however, we may change this policy in the future. See “Dividend Policy.”

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” on page S-6 of this prospectus supplement, in the accompanying prospectus and the documents incorporated by reference for a discussion of factors you should consider carefully before investing in our common stock.

Nasdaq trading symbol	“SYNH.”

Unless otherwise indicated, the number of shares of our common stock outstanding after this offering and the share repurchase is based on 104,226,393 shares outstanding as of March 31, 2021 and excludes:

•	606,843 shares of our common stock issuable upon exercise of outstanding stock options as of March 31, 2021 with a weighted average exercise price of $30.14 per share;

•	3,337,993 shares of our common stock reserved for future issuance, as of March 31, 2021, under our 2018 Equity Incentive Plan;

•	2,166,085 shares of nonvested restricted stock units outstanding as of March 31, 2021; and

•	2,056,973 shares of our common stock reserved for future issuance, as of March 31, 2021, under our company’s 2016 Employee Stock Purchase Plan, as amended and restated.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and incorporated by reference herein, before deciding to purchase our common stock. In addition, you should carefully consider, among other things, the section entitled “Risk Factors” beginning on page 32 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other information in our consolidated financial statements, all of which are incorporated by reference into this prospectus supplement. The risks incorporated herein by reference are those which we believe are the material risks that we face. The occurrence of any such risks may materially and adversely affect our business, financial condition, results of operations, cash flows, reputation and future prospects. In this event, the market price of our common stock could decline, and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement (including the accompanying prospectus and the information incorporated by reference in this prospectus supplement) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act. All statements other than statements of historical facts contained in this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. Without limiting the foregoing, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives, and financial needs. These forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus supplement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements.

Some of the key factors that could cause actual results to differ from our expectations include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	risks related to the COVID-19 pandemic;

•	any failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope or failure to go to contract of our business awards;

•	any failure to convert backlog to revenue;

•	fluctuations in our operating results and effective income tax rate between fiscal quarters and years;

•	the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders;

•	the risks associated with our information systems infrastructure and cybersecurity;

•

the risks associated with complying with governmental regulation in the areas of consumer and health information privacy and data use and security and our ability to effectively upgrade our information systems;

•	any adverse results from customer or therapeutic area concentration;

•	the risks associated with doing business internationally, including risks related to the United Kingdom’s withdrawal from the European Union;

•	impact of the Tax Cuts and Jobs Act;

•	the risks associated with our intercompany transfer pricing policies;

•	any failure to successfully increase our market share, grow our business and execute our growth strategies;

•	any failure to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations;

•	the risk of litigation, personal injury claims and government investigations;

•

the risks associated with the operation of our early stage (Phase I and IIA) clinical facilities and the services we provide there as well as our clinical trial management, including direct interaction with clinical trial patients or volunteers;

•	potentially inadequate insurance coverage for our operations and indemnification obligations;

•	any failure to attract principal investigators and patients for our clinical trials;

•	the risk of liability resulting from harm to a patient;

•	the risks associated with investing in our customers’ business or drugs and our related commercial rights strategies;

•	the impact of any failure to retain or recruit qualified management and key personnel;

•	the impact of unfavorable economic conditions and foreign currency exchange rate and effective income tax rate fluctuations;

•	our limited ability to protect our intellectual property rights;

•	the risks associated with the integration of our business with the business of inVentiv and our operation of the combined business following the closing of the Merger;

•	the risks associated with our acquisition strategy, including the ability to integrate acquired operations, products, and technologies into our business;

•	the risks associated with potential future acquisitions or investments in our customers’ businesses or drugs;

•	the risks related to our relationships with existing or potential customers who are in competition with each other;

•	failure to realize the full value of goodwill or other intangible assets;

•	the risks arising from the restructuring of our operations;

•	the risks associated with operating in many different jurisdictions, including potential violations of anti-corruption and anti-bribery laws;

•	the risks related to our dependence on third parties;

•	our limited ability or inability to utilize net operating loss carry forwards and certain other tax attributes;

•	a downgrade in our credit rating;

•	any inability to compete effectively for the services we provide;

•

changes in trends in the biopharmaceutical industry, including our customers reducing their R&D spend or limiting the amount of such spend that is subject to competitive bidding among contract research organizations;

•	actions by regulatory authorities or customers;

•	the impact of changes in government regulations and healthcare reform;

•	the risks associated with healthcare reform and its impact to the biopharmaceutical industry;

•	the risks associated with current and proposed laws and regulations regarding the protection of personal data;

•	the impact of our customers competing with lower cost generic products and other competing products;

•	potential employment liability;

•	any failure to keep pace with rapid technological changes;

•	the risks associated with potentially being involved in a patent or other intellectual property litigation;

•	our ability to service our substantial indebtedness;

•	the effect of covenant restrictions in our debt agreements on our ability to operate our business;

•	fluctuations in interest rates; and

•	the other factors set forth in “Risk Factors.”

The forward-looking statements included in this prospectus supplement are made only as of the date hereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus supplement to conform these statements to actual results or to changes in our expectations, except as may be required by law.

You should read this prospectus supplement with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of our common stock by the selling stockholders in this offering.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our common stock, our certificate of incorporation, as amended, our amended and restated bylaws and certain applicable provisions of Delaware law, as currently in effect. This summary does not purport to be complete and is qualified in its entirety by reference to the actual terms and provision of our certificate of incorporation, as amended, and our amended and restated bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our certificate of incorporation, as amended, and our amended and restated bylaws, see “Where You Can Find More Information.”

Authorized Capitalization

Our authorized capital stock consists of (i) 300 million shares of Class A common stock, par value $0.01 per share, (ii) 300 million shares of Class B common stock, par value $0.01 per share, and (iii) 30 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of March 31, 2021, 104,226,393 shares of our Class A common stock were outstanding and no shares of Class B common stock were outstanding. Holders of our common stock are entitled to the following rights.

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted upon by the stockholders. Each share of our Class B common stock entitles its holder to one vote per share on all matters to be voted upon by stockholders, except with respect to the election or removal of directors. Holders of Class A common stock and Class B common stock vote together as a single class. There is no cumulative voting, which means that a holder or group of holders of more than 50% of the shares of our common stock can elect all of our directors. Directors are elected by a majority of the votes cast in such election, except, in a contested election, directors are elected by receiving a plurality of the votes of the shares present in person or represented by proxy at the meeting. All other matters are approved by the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the matter.

Dividend Rights

The holders of our common stock are entitled to receive dividends when and as declared by our Board from legally available sources, subject to the prior rights of the holders of our preferred stock, if any. Our Class A common stock and Class B common stock share equally on a per share basis in all such dividends and other distributions declared by the Board, provided, that if dividends are declared that are payable in shares of Class A common stock or Class B common stock, dividends are payable at the same rate on each such class of common stock.

Conversion Rights

The shares of Class B common stock are convertible into Class A common stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A common stock for each share of Class B common stock, subject to adjustment for any stock splits, combinations or similar events. The shares of Class A common stock are convertible into Class B common stock, in whole or in part at the option of a holder, at any time that, and only if, such holder is also already a record owner of one or more shares of Class B common stock.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock, if any.

Other Rights

Certain of our common stockholders have preemptive or other rights to subscribe for additional shares.

Preferred Stock

As of March 31, 2021, we had no shares of preferred stock outstanding. The Board is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 30 million shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. As of the date of this prospectus, we had no plans to issue any shares of preferred stock.

Registration Rights

Certain of our existing stockholders have certain registration rights with respect to our common stock pursuant to the Stockholders’ Agreements, as described below.

Anti-takeover Provisions

Our certificate of incorporation, as amended, and amended and restated bylaws contain provisions that could delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, might discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Classified Board

Our certificate of incorporation, as amended, provides that the Board shall be fixed from time to time by a resolution of at least a majority of the Board then in office, subject to our Stockholders’ Agreements (the “Stockholders’ Agreements”) dated as of May 10, 2017 between the Company and each of the Sponsors, and that the Board will be divided into three classes, with one class being elected at each annual meeting of stockholders. Each director serves a three-year term, with termination staggered according to class.

Subject to the terms of any one or more series or classes of Preferred Stock, any service agreement a director might have with the Corporation and each of the Stockholders’ Agreements, directors may only be removed for cause by the holders of at least a majority of the voting power of all outstanding shares of common stock then entitled to vote on the election of directors. Furthermore, subject to the terms of any one or more series or classes of Preferred Stock and each of the Stockholders’ Agreements, any vacancy on the Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Directors nominated by a Sponsor pursuant to either of the Stockholders’ Agreements, may be removed from office with or without cause by the relevant Sponsor without a meeting.

The classification of the Board could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of the Board or upon the request of the Chief Executive Officer or the chair of the Board. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than (i) as specified in the notice for such meeting, (ii) brought before the meeting by or at the direction of the Board or an authorized officer or (iii) by a stockholder who complied with the notice procedures set forth in the amended and restated bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with the advance notice requirements. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Stockholder Action by Written Consent

Our certificate of incorporation, as amended, provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the taking of this action by written consent has been unanimously approved in advance by the Board. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the Delaware General Corporation Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by specified employee stock plans; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the Company’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control.

Corporate Opportunities

Our certificate of incorporation, as amended, provides that neither a Sponsor nor a director nominated by a Sponsor will have any obligation to offer us an opportunity to participate in business opportunities presented to such Sponsor even if the opportunity is one that we might reasonably have pursued and that, to the extent permitted by law, no Sponsor will be liable to us or our stockholders for breach of any duty by reason of any such activities. Therefore, the Sponsor is free to compete with us in the same business or similar businesses.

Amendment to Bylaws and Certificate of Incorporation

Any amendment to our certificate of incorporation, as amended, must first be approved by a majority of the Board and (i) thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, or (ii) if related to provisions regarding the classification of the Board, the removal of directors, director vacancies, forum selection for certain lawsuits or the amendment of certain provisions of our bylaws or certificate of incorporation, thereafter be approved by at least 66 2 /3% of the outstanding shares entitled to vote on the amendment. A vote of the majority of Class B common stock, voting separately, is required to change the voting rights of Class B common stock or to change their rights disproportionately to those of Class A common stock. Our bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (y) by the affirmative vote of at least 50% of the outstanding shares entitled to vote on the amendment, without further action by the Board.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our certificate of incorporation, as amended, provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder litigation matters. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Listing

Our Class A common stock is listed on the Nasdaq under the symbol “SYNH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

DIVIDEND POLICY

Since becoming a public company, we have not declared or paid cash dividends on our common stock, nor do we intend to pay cash dividends on our common stock in the foreseeable future. However, in the future, subject to the factors described below and our future liquidity and capitalization, we may change this policy and choose to pay dividends.

We are a holding company that does not conduct any business operations of our own. As a result, our ability to pay cash dividends on our common stock is dependent upon cash dividends, distributions, and other transfers from our subsidiaries. Our ability to pay dividends is currently restricted by the terms of our credit agreement, and may be further restricted by any future indebtedness we or our subsidiaries incur. In addition, under Delaware law, the Board may declare dividends only to the extent of our surplus (which is defined as total assets at fair market value minus total liabilities, minus statutory capital) or, if there is no surplus, out of our net profits for the then current and/or immediately preceding fiscal year.

Any future determination to pay dividends will be at the discretion of the Board and will take into account restrictions in our debt instruments, including our credit agreement, general economic business conditions, our financial condition, results of operations and cash flows, our capital requirements, our business prospects, the ability of our operating subsidiaries to pay dividends and make distributions to us, legal restrictions, and such other factors as the Board may deem relevant.

SELLING STOCKHOLDERS

The following table and accompanying footnotes set forth information as of March 31, 2021 regarding the beneficial ownership of the selling stockholders and as adjusted to give effect to this offering and the share repurchase. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Percentage of beneficial ownership is based on 104,226,393 shares of common stock outstanding as of March 31, 2021.

	Shares of common stock beneficially owned before the offering and share repurchase		Number of shares offered*	Shares of common stock beneficially owned after the offering and share repurchase
Name and address of beneficial owner	Number of shares	Total voting percentage		Number of shares	Total voting percentage
Funds Affiliated with Thomas H. Lee Partners, L.P.	9,108,713(1)	8.7%	3,208,348	5,717,031(2)	5.5%
Funds Affiliated with Advent International Corporation	10,764,749(3)	10.3%	3,791,652	6,756,431(4)	6.5%

*	Excludes any exercise of underwriter’s option to purchase an additional 1,050,000 shares of common stock.
(1)

Prior to this offering and the share repurchase, includes 2,533,525 shares of common stock held by Thomas H. Lee Equity Fund VI (2019), L.P., 71,826 shares of common stock held by THL Fund VI (2019) Coinvestment Partners, L.P., 676,507 shares of common stock held by Thomas H. Lee Equity Fund VII, L.P., 533,792 shares of common stock held by Thomas H. Lee Parallel Fund VII, L.P., 715,447 shares of common stock held by Thomas H. Lee Parallel (Cayman) Fund VII, L.P., 59,299 shares of common stock held by THL Executive Fund VII, L.P., 103,167 shares of common stock held by THL Fund VII Coinvestment Partners, L.P., 4,413,088 shares of common stock held by THL Equity Fund VII Investors (inVentiv), L.P., 1,490 shares of common stock held by THL Managers VI, LLC, and 572 shares of common stock held by THL Managers VII, LLC. THL Equity Advisors VI (2019), LLC is the general partner of Thomas H. Lee Equity Fund VI (2019), L.P. THL Equity Advisors VII, LLC is the general partner of THL Equity Fund VII Investors (InVentiv), L.P., Thomas H. Lee Equity Fund VII, L.P., Thomas H. Lee Parallel Fund VII, L.P., Thomas H. Lee Parallel (Cayman) Fund VII, L.P. and THL Executive Fund VII, L.P. Thomas H. Lee Partners, L.P. is the general partner of THL Fund VI (2019) Coinvestment Partners, L.P. and THL Fund VII Coinvestment Partners, L.P., the sole member of THL Equity Advisors VI, LLC and THL Equity Advisors VII, LLC, and the managing member of THL Managers VI, LLC and THL Managers VII, LLC. Thomas H. Lee Advisors, LLC, is the general partner of Thomas H. Lee Partners, L.P. THL Holdco, LLC is the managing member of Thomas H. Lee Advisors, LLC and all investment decisions at THL Holdco, LLC are taken by its private equity management committee (the “THL Committee”) consisting of Todd M. Abbrecht, Anthony J. DiNovi, Thomas M. Hagerty and Scott M. Sperling. As such, each member of the THL Committee may be deemed to share beneficial ownership of the shares referred to above. Each of member of the THL Committee disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of each member of the THL Committee and all other entities referred to above is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02110.

(2)

Subsequent to this offering and the share repurchase, includes 1,672,685 shares of common stock held by Thomas H. Lee Equity Fund VI (2019), L.P., 44,180 shares of common stock held by THL Fund VI (2019) Coinvestment Partners, L.P., 416,114 shares of common stock held by Thomas H. Lee Equity Fund VII, L.P., 328,331 shares of common stock held by Thomas H. Lee Parallel Fund VII, L.P., 440,066 shares of common stock held by Thomas H. Lee Parallel (Cayman) Fund VII, L.P., 36,474 shares of common stock held by THL Executive Fund VII, L.P., 63,457 shares of common stock held by THL Fund VII Coinvestment Partners, L.P., 2,714,456 shares of common stock held by THL Equity Fund VII Investors

(inVentiv), L.P., 916 shares of common stock held by THL Managers VI, LLC, and 352 shares of common stock held by THL Managers VII, LLC.

(3)

Prior to this offering and the share repurchase, includes 183,949 shares of common stock held directly by Advent International GPE VIII-C Limited Partnership (“GPE VIII-C”) and 10,580,800 shares of common stock held directly by Double Eagle Investor Holdings, L.P. (“Double Eagle Investor Holdings”). Of the shares held by Double Eagle Investor Holdings: 2,196 shares of common stock are indirectly owned by Advent Partners GPE VII Limited Partnership, 5,620 shares of common stock are indirectly owned by Advent Partners GPE VII 2014 Limited Partnership, 5,189 shares of common stock are indirectly owned by Advent Partners GPE VII-A Limited Partnership, 15,404 shares of common stock are indirectly owned by Advent Partners GPE VII-A 2014 Limited Partnership, 37,418 shares of common stock are indirectly owned by Advent Partners GPE VII Cayman Limited Partnership, 12,649 shares of common stock are indirectly owned by Advent Partners GPE VII 2014 Cayman Limited Partnership, 9,892 shares of common stock are indirectly owned by Advent Partners GPE VII-A Cayman Limited Partnership, 51,294 shares of common stock are indirectly owned by Advent Partners GPE VII-B Cayman Limited Partnership, 8,925 shares of common stock are indirectly owned by Advent Partners GPE VII-A 2014 Cayman Limited Partnership (collectively, the “Advent Partners GPE VII Funds”); 468,460 shares of common stock are indirectly owned by Advent International GPE VII-A Limited Partnership, 1,039,358 shares of common stock are indirectly owned by Advent International GPE VII-E Limited Partnership, 81,241 shares of common stock are indirectly owned by Advent International GPE VII-H Limited Partnership (collectively, the “GPE VII GP Funds”); 506,127 shares of common stock are indirectly owned by Advent International GPE VII Limited Partnership, 1,442,928 shares of common stock are indirectly owned by Advent International GPE VII-B Limited Partnership, 458,546 shares of common stock are indirectly owned by Advent International GPE VII-C Limited Partnership, 303,027 shares of common stock are indirectly owned by Advent International GPE VII-D Limited Partnership, 133,805 shares of common stock are indirectly owned by Advent International GPE VII-F Limited Partnership, 133,805 shares of common stock are indirectly owned by Advent International GPE VII-G Limited Partnership (collectively, the “GPE VII GP Lux Funds”); 340,984 shares of common stock are indirectly owned by Advent International GPE VIII Limited Partnership, 1,129,480 shares of common stock are indirectly owned by Advent International GPE VIII-B Limited Partnership, 400,794 shares of common stock are indirectly owned by Advent International GPE VIII-B-1 Limited Partnership, 298,830 shares of common stock are indirectly owned by Advent International GPE VIII-B-2 Limited Partnership, 466,630 shares of common stock are indirectly owned by Advent International GPE VIII-B-3 Limited Partnership, 157,316 shares of common stock are indirectly owned by Advent International GPE VIII-D Limited Partnership, 46,622 shares of common stock are indirectly owned by Advent International GPE VIII-F Limited Partnership, 413,033 shares of common stock are indirectly owned by Advent International GPE VIII-H Limited Partnership, 384,076 shares of common stock are indirectly owned by Advent International GPE VIII-I Limited Partnership, 377,434 shares of common stock are indirectly owned by Advent International GPE VIII-J Limited Partnership (collectively, the “GPE VIII GP Lux Funds”); 799,821 shares of common stock are indirectly owned by Advent International GPE VIII-A Limited Partnership, 175,207 shares of common stock are indirectly owned by Advent International GPE VIII-E Limited Partnership, 297,160 shares of common stock are indirectly owned by Advent International GPE VIII-G Limited Partnership, 163,539 shares of common stock are indirectly owned by Advent International GPE VIII-K Limited Partnership, 160,943 shares of common stock are indirectly owned by Advent International GPE VIII-L Limited Partnership (collectively, the “GPE VIII GP Funds”); 78,583 shares of common stock are indirectly owned by Advent Partners GPE VIII Cayman Limited Partnership, 10,463 shares of common stock are indirectly owned by Advent Partners GPE VIII-A Cayman Limited Partnership, 134,441 shares of common stock are indirectly owned by Advent Partners GPE VIII-B Cayman Limited Partnership, 13,187 shares of common stock are indirectly owned by Advent Partners GPE VIII Limited Partnership, and 16,373 shares of common stock are indirectly owned by Advent Partners GPE VIII-A Limited Partnership (collectively, the “Advent Partners GPE VIII Funds”). Advent International Corporation (“Advent”) is the Sole Member of Double Eagle GP, LLC, which in turn is the General Partner of Double Eagle Investor Holdings. Advent is the

Manager of Advent International GPE VII, LLC (“GPE VII LLC”) and Advent International GPE VIII, LLC (“GPE VIII LLC”). GPE VII LLC is the General Partner of GPE VII GP-DE Holdco Limited Partnership (“GPE VII GP-DE”), GPE VII GP Limited Partnership (“GPE VII GP”), and the Advent Partners GPE VII Funds. GPE VII GP-DE is the sole shareholder of GPE VII GP S.à r.l. (“GPE VII Lux GP”). GPE VII GP is the General Partner of the GPE VII GP Funds. GPE VII Lux GP is the General Partner of the GPE VII GP Lux Funds. GPE VIII LLC is the General Partner of GPE VIII GP Limited Partnership (“GPE VIII GP”), GPE VIII GP-DE Holdco Limited Partnership (“GPE VIII GP-DE”), and AP GPE VIII GP Limited Partnership (“AP GPE VIII GP”). GPE VIII GP-DE is the sole shareholder of GPE VIII GP S.à r.l. (“GPE VIII Lux GP”). GPE VIII Lux GP is the General Partner of the GPE VIII GP Lux Funds and of GPE VIII-C. GPE VIII GP is the General Partner of the GPE VIII GP Funds. AP GPE VIII GP is the General Partner of the Advent Partners GPE VIII Funds. Advent exercises voting and investment power over the shares of common stock held by each of these entities and may be deemed to have beneficial ownership of these shares of common stock. With respect to the shares of common stock held by the affiliates of Advent which own our common stock, a number of individuals currently composed of David M. McKenna, David M. Mussafer and John L. Maldonado, none of whom have individual voting or investment power, exercise voting and investment power over the shares beneficially owned by Advent. The address of Advent and each of the funds and other entities listed above is c/o Advent International Corporation, Prudential Tower, 800 Boylston St., Suite 3300, Boston, MA 02199.

(4)

Subsequent to this offering and the share repurchase, includes 115,455 shares of common stock held directly by Advent International GPE VIII-C Limited Partnership and 6,640,976 shares of common stock held directly by Double Eagle Investor Holdings, L.P. Of the shares held by Double Eagle Investor Holdings: 1,378 shares of common stock are indirectly owned by Advent Partners GPE VII Limited Partnership, 3,527 shares of common stock are indirectly owned by Advent Partners GPE VII 2014 Limited Partnership, 3,257 shares of common stock are indirectly owned by Advent Partners GPE VII-A Limited Partnership, 9,668 shares of common stock are indirectly owned by Advent Partners GPE VII-A 2014 Limited Partnership, 23,485 shares of common stock are indirectly owned by Advent Partners GPE VII Cayman Limited Partnership, 7,939 shares of common stock are indirectly owned by Advent Partners GPE VII 2014 Cayman Limited Partnership, 6,209 shares of common stock are indirectly owned by Advent Partners GPE VII-A Cayman Limited Partnership, 32,194 shares of common stock are indirectly owned by Advent Partners GPE VII-B Cayman Limited Partnership, 5,602 shares of common stock are indirectly owned by Advent Partners GPE VII-A 2014 Cayman Limited Partnership, 294,026 shares of common stock are indirectly owned by Advent International GPE VII-A Limited Partnership, 652,347 shares of common stock are indirectly owned by Advent International GPE VII-E Limited Partnership, 50,990 shares of common stock are indirectly owned by Advent International GPE VII-H Limited Partnership, 317,668 shares of common stock are indirectly owned by Advent International GPE VII Limited Partnership, 905,648 shares of common stock are indirectly owned by Advent International GPE VII-B Limited Partnership, 287,804 shares of common stock are indirectly owned by Advent International GPE VII-C Limited Partnership, 190,193 shares of common stock are indirectly owned by Advent International GPE VII-D Limited Partnership, 83,981 shares of common stock are indirectly owned by Advent International GPE VII-F Limited Partnership, 83,981 shares of common stock are indirectly owned by Advent International GPE VII-G Limited Partnership, 214,017 shares of common stock are indirectly owned by Advent International GPE VIII Limited Partnership, 708,911 shares of common stock are indirectly owned by Advent International GPE VIII-B Limited Partnership, 251,556 shares of common stock are indirectly owned by Advent International GPE VIII-B-1 Limited Partnership, 187,558 shares of common stock are indirectly owned by Advent International GPE VIII-B-2 Limited Partnership, 292,878 shares of common stock are indirectly owned by Advent International GPE VIII-B-3 Limited Partnership, 98,739 shares of common stock are indirectly owned by Advent International GPE VIII-D Limited Partnership, 29,262 shares of common stock are indirectly owned by Advent International GPE VIII-F Limited Partnership, 259,237 shares of common stock are indirectly owned by Advent International GPE VIII-H Limited Partnership, 241,063 shares of common stock are indirectly owned by Advent International GPE VIII-I Limited Partnership, 236,894 shares of common stock are indirectly owned by Advent

International GPE VIII-J Limited Partnership, 502,003 shares of common stock are indirectly owned by Advent International GPE VIII-A Limited Partnership, 109,968 shares of common stock are indirectly owned by Advent International GPE VIII-E Limited Partnership, 186,511 shares of common stock are indirectly owned by Advent International GPE VIII-G Limited Partnership, 102,644 shares of common stock are indirectly owned by Advent International GPE VIII-K Limited Partnership, 101,015 shares of common stock are indirectly owned by Advent International GPE VIII-L Limited Partnership, 49,322 shares of common stock are indirectly owned by Advent Partners GPE VIII Cayman Limited Partnership, 6,567 shares of common stock are indirectly owned by Advent Partners GPE VIII-A Cayman Limited Partnership, 84,381 shares of common stock are indirectly owned by Advent Partners GPE VIII-B Cayman Limited Partnership, 8,277 shares of common stock are indirectly owned by Advent Partners GPE VIII Limited Partnership, and 10,276 shares of common stock are indirectly owned by Advent Partners GPE VIII-A Limited Partnership.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Generally, a corporation is a USRPHC if the fair market value of its USRPIs equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN,

W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. No such final Treasury Regulations have been issued as of the date of this prospectus supplement.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

BofA Securities, Inc. is acting as underwriter of the offering. Subject to the terms and conditions set forth in an underwriting agreement between us, the selling stockholders and the underwriter, the selling stockholders have agreed to sell to the underwriter, and the underwriter has agreed to purchase from the selling stockholders 7,000,000 shares of our common stock.

Subject to the terms and conditions set forth in the underwriting agreement, the underwriter has agreed to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased.

We and the selling stockholders have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter may be required to make in respect of those liabilities.

The underwriter is offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriter of officer’s certificates and legal opinions. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

Subject to certain conditions, the underwriter has agreed to purchase the shares of common stock from the selling stockholders at $81.04 per share, representing $567,280,000 aggregate proceeds to the selling stockholders, before expenses, assuming no exercise of the option granted to the underwriter, and $652,372,000 assuming full exercise of the option. The underwriter may offer the shares of common stock from time to time for sale in one or more transactions on Nasdaq, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to its right to reject any order in whole or in part. In connection with the sale of the shares of common stock offered hereby, the underwriter may be deemed to have received compensation in the form of underwriting discounts. The underwriter may effect such transactions by selling shares of common stock to or through dealers, and such dealers (including, in certain instances, affiliates of the underwriter) may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of Class A common stock for whom they may act as agents or to whom they may sell as principal.

We have agreed to pay the expenses incurred by the selling stockholders in connection with this offering. The expenses of the offering, not including the underwriting discounts, are estimated at $375,000 and are payable by us. We have agreed to reimburse the underwriter for expenses relating to any required review of this offering by FINRA in an amount up to $30,000.

The shares are listed on the Nasdaq under the symbol “SYNH.”

Option to Purchase Additional Shares

The selling stockholders have granted an option to the underwriter, exercisable for 30 days after the date of this prospectus, to purchase up to 1,050,000 additional shares of our common stock at the public offering price, less the underwriting discount.

No Sales of Similar Securities

We, our executive officers and directors and the Sponsors have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, or that represent the right to receive common stock, for 30 days after the date of this prospectus supplement, with certain limited exceptions, without first obtaining the written consent of the underwriter. It also applies to common stock owned now or, with certain limited exceptions, acquired later by the person or entity executing the agreement or for which the person or entity executing the agreement later acquires the power of disposition.

Short Positions

Until the distribution of the shares is completed, SEC rules may limit the underwriter and selling group members from bidding for and purchasing our common stock. However, the underwriter may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriter may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares described above. The underwriter may close out any covered short position by either exercising its option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriter in the open market prior to the completion of the offering.

Similar to other purchase transactions, the underwriter’s purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter may conduct these transactions on the Nasdaq, in the over-the-counter market or otherwise.

None of us, the selling stockholders or the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our Class A common stock. In addition, neither we, the selling stockholders nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, if commenced, will not be discontinued without notice.

Price Stabilization, Passive Market Making

In connection with this offering, the underwriter may engage in passive market making transactions in the Class A common stock on the Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of Class A common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our Class A common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriter is not required to engage in passive market making and may end passive market making activities, if commenced, at any time.

Electronic Distribution

In connection with the offering, the underwriter may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

The underwriter and its affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant State”), an offer to the public of any common stock may not be made in that Relevant State, except that an offer to the public in that Relevant State of any common stock may be made at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.

provided that no such offer of common stock shall result in a requirement for the Issuer or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any common stock or to whom any offer is made will be deemed to have represented, warranted and agreed to and with the underwriter and the Issuer that it is a qualified investor within the meaning of Article 2(e) of the Prospectus Regulation.

Our company, our representatives and their respective affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any common stock to be offered so as to enable an investor to decide to purchase or subscribe for any common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

An offer to the public of any shares may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the U.K. Prospectus Regulation:

(a)	to any legal entity which is a “qualified investor” as defined under the U.K. Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the U.K. Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

(c)	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, “FSMA”);

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or a supplemental prospectus pursuant to Article 23 of the U.K. Prospectus Regulation.

We, the underwriter and its affiliates will rely upon the truth and accuracy of the foregoing representations, warranties and agreements.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Notice to Prospective Investors in Switzerland

The common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, our company, the common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common stock.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the common stock offered should conduct their own due diligence on the common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring common stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

The common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the common stock have been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore, and the offer of the common stock is made in reliance on the institutional investor exemption under Section 304 of the Securities and Futures Act, Chapter 289 of Singapore, as modified or amended from time to time (“SFA”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale of the common stock may not be circulated or distributed, nor may the common stock be offered or sold, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 304 of the SFA or (ii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. First sales of the common stock acquired pursuant to Section 304 of the SFA are subject to the requirements under Section 304A of the SFA.

Singapore SFA Product Classification—In connection with Section 209B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of the Investment Products and MAS notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Canada

The distribution of our common stock in Canada is being made only in the provinces of Ontario, Quebec, Alberta and British Columbia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of our common stock are made. Any resale of our common stock in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Purchasers are advised to seek legal advice prior to any resale of our common stock.

By purchasing our common stock in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the common stock without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” (as defined under National Instrument 45-106—Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario));

•	the purchaser is a “permitted client” (as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations);

•	the purchaser is purchasing, or deemed to be purchasing, as principal and not as agent; and

•	the purchaser has reviewed the text under “—Resale Restrictions” above.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of our common stock in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Latham & Watkins LLP, New York, New York, has passed upon the validity of the shares of common stock offered under this prospectus supplement. Certain legal matters in connection with the offering will be passed upon for the underwriter by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and the effectiveness of Syneos Health, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of common stock offered hereby, you should refer to the registration statement and to the exhibits and schedules filed therewith. Statements contained in this prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC, copies of which are available free of charge on the SEC’s website, www.sec.gov.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

Syneos Health, Inc.

1030 Sync Street

Morrisville, North Carolina 27560

(919) 876-9300

Attn: Corporate Secretary

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus supplement is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents listed below, except for information “furnished” under Items 2.02 or 7.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus supplement.

We hereby incorporate by reference the following documents:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2020, filed on February 18, 2021;

(b)	our Definitive Proxy Statement on Schedule 14A, filed on March 31, 2021;

(c)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed on April 29, 2021; and

(d)	our Current Report on Form 8-K, filed on March 3, 2021, and Current Report on Form 8-K/A, filed on March 8, 2021.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus supplement, at no cost. Any such request should be directed to: Syneos Health, Inc., 1030 Sync Street, Morrisville, North Carolina 27560, Attention: Corporate Secretary (919) 876-9300. These documents are also available on the Investor Relations section of our website, which is located at http://www.syneoshealth.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Neither we, the selling stockholders or the underwriter, have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. Neither we, the selling stockholders or the underwriter, take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you.

PROSPECTUS

SYNEOS HEALTH, INC.

Class A Common Stock

We may offer and sell shares of our Class A common stock, or common stock, from time to time in amounts, at prices and on terms that will be determined at the time of the offering. The selling stockholders to be named in a prospectus supplement may also offer and sell shares of our common stock from time to time in one or more offerings in amounts, at prices and on terms that will be determined at the time of such offerings. We will not receive any of the proceeds from the sale of our common stock by selling stockholders.

This prospectus describes the general manner in which these shares of our common stock may be offered and sold. More specific information, including the manner in which shares of common stock may be offered and sold and the prices and the net proceeds from the sales of such common stock will be described in a prospectus supplement to this prospectus. In the case of an offering by selling stockholders, information about the selling stockholders, including the relationship between the selling stockholders and us, will also be included in the applicable prospectus supplement. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with documents we incorporate by reference, before you invest in our common stock. This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3, in any accompanying prospectus supplement and in the documents incorporated by reference into this prospectus to read about factors you should consider before investing in our common stock.

Our Class A common stock is listed on the NASDAQ Global Select Market, or NASDAQ, under the symbol “SYNH.”

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 27, 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined under Rule 405 under the Securities Act of 1933, as amended, or the Securities Act, using a “shelf” registration process. By using a shelf registration statement, we and/or the selling stockholders to be named in a prospectus supplement to this prospectus may, as applicable, from time to time, sell shares of our common stock in one or more offerings. Each time that we and/or the selling stockholders sell securities under this shelf registration statement, we will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering, including information about the selling stockholders. If there is any inconsistency between the information in this prospectus and an applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectus we file with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Documents by Reference” before making an investment in our common stock. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus, can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SHARES OF OUR COMMON STOCK UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information included in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus is a part. You should read the exhibits carefully for provisions that may be important to you.

Unless the context requires otherwise, references to “our company,” “we,” “us” and “our” refer to Syneos Health, Inc. and its direct and indirect subsidiaries. Unless the context otherwise requires, references to “common stock” refer to our Class A common stock. References to GAAP are to the generally accepted accounting principles of the United States. References to the “Sponsors” refer to affiliates of Advent International Corporation and affiliates of Thomas H. Lee Partners, L.P.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described in “Risk Factors” and elsewhere in our most recently filed Annual Report on Form 10-K filed with the SEC, in each case as these risk factors are amended or supplemented by subsequent Quarterly Reports on Form 10-Q that have been or will be incorporated by reference in this prospectus. The prospectus supplement relating to a particular offering of common stock may also discuss certain risks of investing in that offering. The occurrence of any of such risks may materially and adversely affect our business, financial condition, results of operations and future prospects. In such an event, the market price of our common stock could decline, and you could lose part or all of your investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our common stock described in this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy and plans and our objectives for future operations, are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Forward-looking statements are based largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations and objectives, and financial needs. These forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus might not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We caution you therefore against relying on these forward-looking statements.

Some of the key factors that could cause actual results to differ from our expectations include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	any failure to generate a large number of new business awards and the risk of delay, termination, reduction in scope or failure to go to contract of our business awards;

•	any failure to convert backlog to revenue;

•	fluctuation in our results between fiscal quarters and years;

•	the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders;

•	the risks associated with our information systems infrastructure;

•	the risks associated with complying with governmental regulation in the areas of consumer privacy and data use and security;

•	any adverse results from customer or therapeutic area concentration;

•	the risks associated with doing business internationally;

•	the risks associated with our intercompany transfer pricing policies;

•	our failure to successfully increase our market share, grow our business and execute our growth strategies;

•	the risks associated with upgrading our information systems and evolving the technology platform for our services;

•	any failure to perform our services in accordance with contractual requirements, regulatory standards and ethical considerations;

•	the risk of litigation and personal injury claims;

•

the risks associated with the operation of our early stage (Phase I and IIA) clinical facilities and the services we provide there as well as our clinical trial management, including direct interaction with clinical trial patients or volunteers;

•	potentially inadequate insurance coverage for our operations and indemnification obligations;

•	any failure to attract principal investigators and patients for our clinical trials;

•	the risk that a drug we market causes harm to a patient;

•	the risks associated with investing in our customers’ business or drugs and our related commercial rights strategies;

•	the impact of any failure to retain or recruit qualified management and key personnel;

•	the impact of unfavorable economic conditions and exchange rate and effective income tax rate fluctuations;

•	our limited ability to protect our intellectual property rights;

•	the risks associated with our acquisition strategy;

•	the risks associated with potential future acquisitions or investments in our customers’ businesses or drugs;

•	the risks related to our relationships with existing or potential customers who are in competition with each other;

•	potential impairment of goodwill or other intangible assets;

•	the risks arising from the restructuring of our operations;

•	the risks associated with operating in many different jurisdictions;

•	the failure of third parties to provide us with critical support services;

•	our limited ability or inability to utilize net operating loss carry forwards and certain other tax attributes;

•	a downgrade in our credit rating;

•	any inability to compete effectively for the services we provide;

•

changes in trends in the biopharmaceutical industry, including our customers reducing their research and development spend or limiting the amount of such spend that is subject to competitive bidding among contract research organizations;

•	actions by regulatory authorities or customers;

•	the impact of changes in government regulations and healthcare reform;

•	the risks associated with healthcare reform and its impact to the biopharmaceutical industry;

•	the risks associated with current and proposed laws and regulations regarding the protection of personal data;

•	the impact of our customers competing with lower cost generic products and other competing products;

•	any failure to keep pace with rapid technological changes;

•	the risks associated with potentially being involved in a patent or other intellectual property litigation;

•	our ability to service our substantial indebtedness;

•	the effect of covenant restrictions in our debt agreements on our ability to operate our business;

•	fluctuations in interest rates; and

•	the other factors set forth in “Risk Factors.”

The forward-looking statements included in this prospectus, any prospectus supplement and the documents incorporated by referenced into this prospectus are made only as of the date hereof and thereof. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or the documents incorporated by reference into this prospectus to conform these statements to actual results or to changes in our expectations, except as may be required by law.

You should read this prospectus, any prospectus supplement or the documents incorporated by reference into this prospectus with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

THE COMPANY

We are a leading global biopharmaceutical services organization comprised of an end-to-end clinical contract research organization and contract commercial organization. We offer both standalone and integrated biopharmaceutical development and commercialization services ranging from Phase I to Phase IV clinical trial services to services associated with the commercialization of biopharmaceutical products. Our customers include small, mid-sized, and large companies in the pharmaceutical, biotechnology, and medical device industries, and our revenue is derived through a broad suite of services designed to enhance our customers’ ability to successfully develop, launch, and market their products. We consistently and predictably deliver our services in a complex environment and offer a proprietary, operational approach to the delivery of our projects through our Trusted Process® methodology.

On August 1, 2017, we completed a merger (the “Merger”) with Double Eagle Parent, Inc. (“inVentiv”), the parent company of inVentiv Health, Inc. under the terms of the merger agreement, dated May 10, 2017.

We are a Delaware corporation and were established as INC Research in 1998. As a result of a corporate reorganization in connection with a business combination transaction, INC Research Holdings, Inc. was incorporated in Delaware in August 2010. We changed our name to Syneos Health, Inc. after the Merger. Our principal executive office is currently located at 1030 Sync Street, Morrisville, North Carolina 27560. Our telephone number at our principal executive office is (919) 876-9300. Our common stock is currently traded on the NASDAQ under the stock symbol “SYNH”. Our corporate website is www.syneoshealth.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus nor is incorporated by reference herein.

USE OF PROCEEDS

In the case of a sale of shares of our common stock by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of shares of our common stock by any selling stockholder, we will not receive any proceeds from the sale of our common stock.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their shares of common stock for resale. The initial purchasers of our common stock, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell the securities pursuant to this prospectus and any applicable prospectus supplement.

In addition to covering the offering of common stock by us, this prospectus covers the offering for resale of common stock by selling stockholders. Information about selling stockholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated by reference into this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following discussion is a summary of the terms of our common stock, our certificate of incorporation, as amended, our amended and restated bylaws and certain applicable provisions of Delaware law, as currently in effect. This summary does not purport to be complete and is qualified in its entirety by reference to the actual terms and provision of our certificate of incorporation, as amended, and amended and restated bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our certificate of incorporation, as amended, and amended and restated bylaws, see “Where You Can Find More Information.”

Authorized Capitalization

Our authorized capital stock consists of (i) 300 million shares of Class A common stock, par value $0.01 per share, (ii) 300 million shares of Class B common stock, par value $0.01 per share, and (iii) 30 million shares of preferred stock, par value $0.01 per share.

Common Stock

As of November 21, 2018, 103,319,940 shares of our Class A common stock were outstanding and no shares of Class B common stock outstanding. Holders of our common stock are entitled to the following rights.

Voting Rights

Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted upon by the stockholders. Each share of our Class B common stock entitles its holder to one vote per share on all matters to be voted upon by stockholders, except with respect to the election or removal of directors. Holders of Class A common stock and Class B common stock vote together as a single class. There is no cumulative voting, which means that a holder or group of holders of more than 50% of the shares of our common stock can elect all of our directors.

Dividend Rights

The holders of our common stock are entitled to receive dividends when and as declared by our Board of Directors, which we refer to as the Board, from legally available sources, subject to the prior rights of the holders of our preferred stock, if any.

Conversion Rights

The shares of Class B common stock are convertible into Class A common stock, in whole or in part, at any time and from time to time at the option of the holder, on the basis of one share of Class A common stock for each share of Class B common stock, subject to adjustment for any stock splits, combinations or similar events.

Liquidation Rights

In the event of our liquidation or dissolution, the holders of our common stock will be entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock, if any.

Other Rights

Certain of our common stockholders have preemptive or other rights to subscribe for additional shares. All holders of our common stock are entitled to share equally on a share-for-share basis in any assets available for distribution to common stockholders upon our liquidation, dissolution or winding up. All outstanding shares are, and all shares offered by this prospectus will be, when sold, validly issued, fully paid and nonassessable.

Preferred Stock

As of November 21, 2018, we had no shares of preferred stock outstanding. The Board is authorized, without further stockholder approval, to issue from time to time up to an aggregate of 30 million shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each such series thereof, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of such series. As of the date of this prospectus, we had no plans to issue any shares of preferred stock.

Registration Rights

Certain of our existing stockholders have certain registration rights with respect to our common stock pursuant to the Stockholders’ Agreements, as described below.

Anti-takeover Provisions

Our certificate of incorporation, as amended, and amended and restated bylaws contain provisions that could delay, defer or discourage transactions involving an actual or potential change in control of us or change in our management. We expect that these provisions, which are summarized below, might discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage transactions that some stockholders may favor, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Accordingly, these provisions could adversely affect the price of our common stock.

Classified Board

Our certificate of incorporation, as amended, provides that the Board consists of 10 directors, and that the Board will be divided into three classes, with one class being elected at each annual meeting of stockholders. Each director will serve a three-year term, with termination staggered according to class. Class I consists of three directors, Class II consists of four directors, and Class III consists of three directors. The size of the Board may thereafter be fixed from time to time solely by resolution of at least a majority of the directors then in office.

Our certificate of incorporation, as amended, provides that directors may only be removed for cause by the holders of at least a majority of the voting power of all outstanding shares of common stock then entitled to vote on the election of directors. Furthermore, any vacancy on the Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum. Directors nominated by a Sponsor pursuant to either of the Stockholders’ Agreements dated as of May 10, 2017, may be removed from office with or without cause by such Stockholders without a meeting.

The classification of the Board could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our Company.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated bylaws provide that special meetings of the stockholders may be called only upon the request of a majority of the Board or upon the request of the Chief Executive Officer or the chair of the Board. Our amended and restated bylaws prohibit the conduct of any business at a special meeting other than (i) as specified in the notice for such meeting, (ii) brought before the meeting by or at the direction of the Board or an authorized officer or (iii) by a stockholder who complied with the notice procedures set forth in the amended and restated bylaws. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder has to comply with the advance notice requirements. Our amended and restated bylaws allow the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

No Stockholder Action by Written Consent

Our certificate of incorporation, as amended, provides that stockholder action may be taken only at an annual meeting or special meeting of stockholders and may not be taken by written consent instead of a meeting, unless the taking of this action by written consent has been expressly approved in advance by the Board. Failure to satisfy any of the requirements for a stockholder meeting could delay, prevent or invalidate stockholder action.

Section 203 of the Delaware General Corporation Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by specified employee stock plans; or

•

at or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the Company’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing a change in our control.

Corporate Opportunities

Our certificate of incorporation, as amended, provides that neither a Sponsor nor a director nominated by a Sponsor will have any obligation to offer us an opportunity to participate in business opportunities presented to such Sponsor even if the opportunity is one that we might reasonably have pursued and that, to the extent permitted by law, no Sponsor will be liable to us or our stockholders for breach of any duty by reason of any such activities. Therefore, the Sponsor is free to compete with us in the same business or similar businesses.

Amendment to Bylaws and Certificate of Incorporation

Any amendment to our certificate of incorporation, as amended, must first be approved by a majority of the Board and (i) thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, or (ii) if related to provisions regarding the classification of the Board, the removal of directors, director vacancies, forum selection for certain lawsuits or the amendment of certain provisions of our bylaws or certificate of incorporation, thereafter be approved by at least 66 2 /3% of the outstanding shares entitled to vote on the amendment. A vote of the majority of Class B common stock, voting separately, is required to change the voting rights of Class B common stock or to change their rights disproportionately to those of Class A common stock. Our bylaws may be amended (x) by the affirmative vote of a majority of the directors then in office, subject to any limitations set forth in the bylaws, without further stockholder action or (y) by the affirmative vote of at least 50.1% of the outstanding shares entitled to vote on the amendment, without further action by the Board.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum

Our certificate of incorporation, as amended, provides that, subject to certain exceptions, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for certain stockholder litigation matters. However, it is possible that a court could rule that this provision is unenforceable or inapplicable.

Listing

Our Class A common stock is listed on the NASDAQ under the symbol “SYNH.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

We and/or the selling stockholders, if applicable, may sell shares of common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we or any of the selling stockholders sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including: (1) the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; (2) the public offering price of the securities and the proceeds to us and/or the selling stockholders; (3) any options under which underwriters may purchase additional securities; (4) any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation; (5) terms and conditions of the offering and (6) any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Offers to purchase the common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the common stock from time to time. Any agent involved in the offer or sale of our common stock, and any commissions paid to them, will be identified in a prospectus supplement. We may engage in “at the market” offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, the selling stockholders, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be disclosed in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We and the selling stockholders may each or both enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to any payments they are required to make in respect thereof and to reimburse those persons for certain expenses.

Our common stock is listed on the NASDAQ. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of business for which they receive compensation.

Selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements under the Securities Act, rather than under this prospectus. Registration of the common stock covered by this prospectus does not mean that any shares of common stock will be offered or sold.

LEGAL MATTERS

Wyrick Robbins Yates & Ponton LLP, Raleigh, North Carolina, has passed upon the validity of the shares of Class A common stock offered under this prospectus.

EXPERTS

The consolidated financial statements for the years ended December 31, 2017 and 2016 incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and the effectiveness of Syneos Health, Inc. and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Double Eagle Parent, Inc. and its subsidiaries as of December 31, 2016 (Successor) and the related consolidated statements of operations, comprehensive loss, stockholders’ equity (deficit), and cash flows for the period from November 9, 2016 through December 31, 2016 (Successor), the period from January 1, 2016 through November 8, 2016 (Predecessor), and the years ended December 31, 2015 and 2014 (Predecessor), incorporated in this prospectus by reference from the Form 8-K filed by Syneos Health, Inc. on August 1, 2017, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Syneos Health, Inc. (formerly INC Research Holdings, Inc.) for the year ended December 31, 2015 appearing in Syneos Health, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2017, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the shares of Class A common stock offered hereby, you should refer to the registration statement (including this prospectus) and to the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are also required to file annual, quarterly and current reports, proxy statements and other information with the SEC, some of which are incorporated by reference into this prospectus. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding registrants. Our SEC filings, including our registration statement and the exhibits and schedules thereto, are available on the SEC website at www.sec.gov.

You may obtain a copy of any of our SEC filings, at no cost, by writing or telephoning us at:

Syneos Health, Inc.

1030 Sync Street

Morrisville, North Carolina 27560

(919) 876-9300

Attn: Corporate Secretary

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference will automatically update and supersede this information. We incorporate by reference into this prospectus the documents listed below and all future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in the applicable prospectus supplement.

We hereby incorporate by reference the following documents:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2017, filed on February 28, 2018;

(b)	our Definitive Proxy Statement on Schedule 14A, filed on April 13, 2018;

(c)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed on May 9, 2018;

(d)	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, filed on August 2, 2018;

(e)	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed on November 6, 2018;

(f)

our Current Reports on Form 8-K,  filed on August 1, 2017, January  3, 2018, January  8, 2018 (only as it pertains to Item 5.03), February  21, 2018, February  28, 2018 (only as it pertains to Item 8.01), March  23, 2018, May 7, 2018, May 9, 2018 (the first filing made on such date containing Item 5.02), May  25, 2018, June 29, 2018, August  3, 2018, August 8, 2018 and November 14, 2018; and

(g)	the description of our common stock included in our Registration Statement on Form 8-A, filed on November 5, 2014.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: Syneos Health, Inc., 1030 Sync Street, Morrisville, North Carolina 27560, Attention: Corporate Secretary (919) 876-9300. These documents are also available on the Investor Relations section of our website, which is located at http://www.syneoshealth.com, or as described under “Where You Can Find Additional Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone else to provide you with different information.

7,000,000 Shares

Syneos Health, Inc.

Class A Common Stock

PROSPECTUS SUPPLEMENT